Exhibit (k)(viii)

UMB i 5890094 (06/06) UMB TREASURY MANAGEMENT SERVICES MASTER AGREEMENT THIS AGREEMENT is entered into as of this 22 day of May, 2008 by and among UMB BANK, n.a., a national banking association having its principal office at 1010 Grand Boulevard, Kansas City, Missouri 64106 (“Bank”) and each entity which has executed Exhibit A, as hereinafter defined, (“Customer”), such entity’s agreement to the terms and conditions of this Agreement being evidenced by its execution of such Exhibit A and the execution of this Agreement on such entity’s behalf by its duly authorized agent, DST Systems, Inc. (“DST”). This Agreement is between Bank and the Customers which have executed Exhibit A hereto, and DST’s execution of this Agreement as agent of such Customers does not make DST a party hereto. DST is executing this Agreement as agent for, on behalf of and in the name of each Customer who has become a party hereto by executing Exhibit A, attached hereto and incorporated herein by reference (as such Exhibit A may be amended from time to time by the mutual agreement of the parties) and each such Account shall be registered as elected by the Customer either “DST as Agent for the XXX Funds/Trusts” or in XXX’s name and with XXX’s TIN, with XXX being replaced in the actual registration by the name of the appropriate Customer and the striking of the inapplicable term among “Funds” and “Trusts.” DST has its principal office at 333 W. 11th St., Kansas City, Missouri 64105 (“Client”). WHEREAS, the UMB Bank that holds your primary depository account (“we” or “us”), together with our Affiliate depository institutions, offer a variety of treasury management services (each a “Service”) to our commercial customers (“you”) - DST’s clients to help you obtain and manage account information, transfer funds and efficiently administer your finances. This UMB Treasury Management Services Master Agreement (“Master Agreement”) contains the general terms that are applicable to all of the Services we provide to you. Capitalized terms used in this document not otherwise defined have the meaning set forth in Section 25. 1. The Agreement. In addition to this Master Agreement, each Service is governed by Service Terms and Conditions that describe additional terms relevant to that Service. We may require you to execute Service Request Forms for certain Services. Our Agreement with you for the provision of each Service consists of this Master Agreement, the applicable Service Terms and Conditions, any applicable Service Request Form and any Supplemental Documentation that we and your duly authorized agent agree to concerning the Service. All Services involving any of your Accounts or accounts you maintain at one of our Affiliates remain subject to other agreements that expressly state they apply with respect to those Accounts, including for example, deposit agreements and applicable Account Disclosures. In the event of any conflict, the terms and conditions regarding the role and liability of DST, the prohibition in Section 19 against liabilities of one Customer being asserted against another Customer, and any other section stating that it prevails notwithstanding anything in the Entire Agreement, as hereinafter defined, the terms and conditions set forth in this Master Agreement shall control and prevail over any provision in any other document between the parties incorporating or referring to this Master Agreement. References to “Customer” or “you” in this Master Agreement and in any applicable Service Terms and Conditions, any applicable Service Request Form, any Supplemental Documentation and any other documentation relating to a Service under this Master Agreement shall also include authorization for your agent, DST Systems, Inc. (“DST”) to act for and on behalf of you and in your name with respect to the matters contained herein, but shall not apply to DST in its individual capacity and DST shall not be personally liable for any of the obligations assumed by you hereunder. 2. Requests for Services. We will provide this Master Agreement to one of the persons that is authorized by DST, your duly authorized agent, to act on your behalf according to your resolution on file with us. You accept the terms of this Master Agreement upon execution and any Service when an authorized person executes the appropriate documentation concerning such Service. We reserve the right, for certain of the Services, to require that an Authorized Signer must sign a Service Request Form confirming that this Master Agreement and the applicable Service Terms and Conditions govern the Service and appointing Service Representatives (by name and/or by title) to act on your behalf with respect to obtaining or

3. modifying the Service. In order to request any Service, could contact your treasury management officer or relationship manager assigned to you either in per right to approve or reject any request for a Service, or to Services consistent with our regular banking practices. by telephone or by e-mail. We retain the to require conditions on the receipt of Modifications to the Agreement. This Master Agreement as applicable to all Services, or the Service Terms and Conditions or Supplemental Documentation for any particular Service, at our option, may be modified by either (i) posting the revisions on our web site and formally notifying you in writing by e- mail, mailing, or otherwise delivering notice of the modification to you in accordance with Section 7(a) of this Master Agreement by written notification of such revision sixty (60) days prior to the effective date of any revision; If you object to such revision within the sixty (60) day period, then another one hundred twenty (120) day period shall be added on to the sixty (60) day period (during which additional period you may discontinue any Service or all Services; or (ii) by your and our written and properly executed mutual agreement; or (iii) immediately if such modification is required to be implemented immediately by applicable law or regulation. The modification will be considered accepted and agreed to by you if and when you use the applicable Service one hundred eighty (180) days or more after your receipt of notice of the modification. You may specify particular methods of our providing notice to you in accordance with Section 7 of this Master Agreement. 4. Inactivity; Termination. We may terminate any Service provided to you under this Master Agreement upon at least ninety (90) days’ prior written notice if you do not comply with the Agreement if we determine in our discretion that continuation of the Service to you would constitute an unacceptable substantial risk of loss, or, immediately, if you file a petition under the U.S. Bankruptcy Code or such a petition is filed against you and not dismissed within thirty (30) days. In addition, either of us may terminate the Agreement or any Service Terms and Conditions and cease providing any Services at any time by providing the other party with at least ninety (90) days’ prior notice. After termination for any reason, the Agreement will continue to apply to all transactions which were initiated prior to termination and Sections 1, 3, 5, 6, 8, 9, 10, 12, 13, 15, 16, 17, 18, 20, 22, 23 and 24 will survive termination. 5. Payment Terms and Account Analysis. You must pay us Service Fees applicable to the Services as disclosed to you in our current pricing statement or in the Service Terms and Conditions, Service Request Form or Supplemental Documentation for each Service. We may modify Service Fees by providing at least ninety (90) days prior notice to you in accordance with Section 7(a). Service Fees are in addition to fees for banking services as provided in our current pricing statement for commercial accounts. In addition to Service Fees, you must pay us for (a) all reasonable attorneys’ fees and other costs and expenses we may incur in collecting amounts you owe us in connection with the Accounts or any Service, (b) the amount of any taxes levied or based on your receipt of the Services, if any, including without limitation, federal, state or local privilege, excise or sales taxes (other than our income, real estate or property taxes) and (c) third-party expenses incurred on your behalf as provided in an applicable Service Terms and Conditions or Supplemental Documentation. Service Fees and other costs payable by you that are due and owing will be billed to DST as your agent and shall be due and payable within thirty (30) days of receipt by DST of such bill. 6. Confidentiality. (a) Confidential Information. (i) You must use any Confidential Information obtained from us only as specified in the Agreement and in the ordinary course of using the Services. All specifications, programs, concepts and techniques developed or utilized by us for you or provided by us to you in connection with the provision of Services are and will remain our sole property or the property of third parties from whom we have obtained a license or other right of use. You agree to keep our Confidential Information confidential and limit access to our Confidential Information to employees and other representatives who require access in the normal course of their duties. If you receive any information in connection with a Service to which you are not entitled, you agree to keep that information confidential, to Page 2 of 13 refrain from using the information in any manner, and to notify us promptly and return all copies of the information to us. You must notify us immediately upon becoming aware that any of our Confidential Information has been compromised, disclosed or used in an unauthorized manner or by an unauthorized person. Upon termination of the Agreement, or upon termination of any Service, you must return to us all manuals, software or other documents or materials then remaining in your possession that we provided to you related to the Service. Certain written agreements that we have with you may include more specific confidentiality provisions. To the extent that the provisions of those other written agreements are more specific than the provisions of this Master Agreement and conflict with the provisions of this Master Agreement, the provisions of those other agreements control. (ii) We must use any Confidential Information, including without limitation Consumer Information, as hereinafter defined, obtained from you only as specified in the Agreement and in the ordinary course of using the Services. All specifications, programs, concepts and techniques developed or utilized by you or DST or as to which we become aware are and will remain your or DST’s sole property or the property of third parties from whom you or DST have obtained a license or other right of use. You agree to keep our Confidential Information confidential and limit access to our Confidential Information to employees and other representatives who require access in the normal course of their duties. If we receive access to or knowledge of any information of yours or DST’s to which we are not entitled, we agree to keep that information confidential, to refrain from using the information in any manner, and to notify you and DST promptly and to return. all copies of the information to you or DST, as appropriate. We must notify you immediately upon becoming aware that any of your Confidential Information has been compromised, disclosed or used in an unauthorized manner or by an unauthorized person. Upon termination of the Agreement, or upon termination of any Service, we must return to you all manuals, software or other documents or materials of yours or DST’s that you provided to us or to which we had access or became aware. Certain written agreements that you have with us may include more specific confidentiality provisions. To the extent that the provisions of those other written agreements are more specific than the provisions of this Master Agreement and conflict with the provisions of this Master Agreement, the provisions of those other agreements control. As used herein the term “Customer Information” shall include any “nonpublic personal information,” as such term is defined in Section 509 of the Gramm-Leach-Bliley Act of 1999 and regulations promulgated thereunder (“GLB Requirements”), and information and data derived therefrom, concerning your customers. Without limiting the generality of the foregoing definition, Customer Information shall include, but shall not be limited to, names, addresses, telephone numbers, e-mail addresses, account numbers, customer lists, employee lists, personal data of any kind, health information, and demographic, financial and transaction information. With regard to Customer Information, Bank acknowledges that as a financial institution you may be subject to certain laws and regulations regarding the privacy and protection of consumer information and that any receipt or use of Customer Information is subject to compliance with such laws and regulations. Bank agrees to establish and maintain reasonable controls and measures which, at a minimum must equal or better those stated in GLB Requirements, designed (i) to ensure the security and confidentiality of Customer Information, (ii) to protect against any anticipated threats or hazards to the security and integrity of such Customer Information, and (iii) to protect against unauthorized access to or use of such Customer Information so as to assist you to fulfill your obligations under 12 C.F.R. Part 364, Appendix B, SEC Regulation S-P and any other rules and regulations of a government or self-regulatory organization promulgated as to which you advise Bank. Back and you agree on behalf of themselves and their agents to keep the Confidential Information confidential and to limit access to their employees and agents (under a similar duty of Page 3 of 13

7. communication terms confidentiality) who require access to the Confidential Information for the purposes inte in compliance with applicable security procedures. (b) Exceptions. This Section 6 does not limit either party’s ability to disclose confidential information of the other party (i) with approval in writing from the other party, (ii) to its attorneys, accountants, auditors or other professional advisors who are under a duty to maintain the confidentiality of the confidential information, (iii) that becomes public prior to such discle sure through means other than a breach of the Agreement, (iv) that was in its possession or available to it prior to its receipt in connection with a Service, or (v) that is required or requested by a regulatory body to which either party is subject, or that is otherwise required by Applicable Law. (c) Bank and you acknowledge that the disclosure of any Confidential Information, including without limitation Customer Information, or of any information which at law or equity ought to remain confidential, will immediately give rise to continuing irreparable injury to the other party inadequately compensable in damages at law and that such party shall be entitled to obtain immediate injunctive relief against the breach or threatened breach of any of the foregoing undertakings, in addition to any other legal remedies which may be available. The foregoing shall not apply to Confidential Information in the public domain or required to be made public by law. rule, regulation or judicial or administrative order. Each party shall return such materials to the other promptly upon request or upon termination of this Agreement or any applicable Service, and shall be responsible for any damage to any such materials, other than normal wear and tear. Communication Terms (a) Notices All communications and notices provided by either party pursuant to the Agreement will be provided in writing to the other party at the postal, e-mail, facsimile or other address provided by such party in connection with the Service. Each party will promptly provide written notice to the other if any relevant contact information changes. Notices will be deemed to have been given or made (i) when received, if the notice is deposited in the United States mail, or (ii) if sent by e- mail or facsimile, the earliest to occur of its actual receipt by the intended recipient or the Business Day following the day in which it was sent; provided, however, that a party will not be deemed to have received an e-mail or facsimile notice until the other party confirms its receipt by returning a facsimile or e-mail to you that specifically addresses the subject matter of your e-mail or facsimile. Each party shall have a reasonable period of time to act on any notice the other provides to it, including but not limited to a notice changing such parties Authorized Signers or Service Representatives, the authorization limits provided to a specific Service Representative, or other specific Instructions that relate to your Service. Instructions or procedures cannot be in conflict with this Master Agreement, the applicable Service Terms and Conditions or the Supplemental Documentation we provide. (b) Electronic Communication. Each party agrees to provide the other with an e-mail address or facsimile number for such parties’ Authorized Signers or Service Representatives, and each party agree that each soch Authorized Signer or Service Representative may receive information and notices from us via Electronic Communication. Each party understands that Electronic Communications may be inherently insecure or unreliable due to the possibility of error, delay or observation or receipt by an unauthorized person. Each party may rely in good faith on the other’s Instructions regarding the use of e-mail, e-mail addresses or facsimile numbers that we reasonably believe to have been initiated by the other through an Authorized Signer or Service Representative. (c) Telephone Recording. Each party acknowledges, agrees and consents on its own behalf and on behalf of such party’s customers, officers, employees, Service Representatives, Security Administrators and other agents, that each party may monitor and record telephone conversations at any time (i) with prior written notice to the other party or to its Service Representatives, Security Administrators or agents and without further notice to the parties to the conversation; or (ii) when a repetitive, audible beep is heard on the telephone line. Except as explicitly otherwise Page 4 of 13

3. provided in this Agreement, the decision to record any conversation shall be solely within each party’s discretion, and no party will have liability to the other party for any failure to do so. We will record all conversations wherein instructions to issue a wire, or to cancel a previously ordered wire, are given. We will provide to you-copies of any such recorded conversation-upon request, if it has not been purged under our usual operating procedures. Reliance (a) General. Each party may rely on any resolution, authorization, communication, instrument, document or Instruction such party reasonably believes in good faith to be genuine and correct and to have been given, signed and/or sent by the other party or by DST on its behalf, and neither party will be liable to the other for the consequences of any such reliance. This provision does not supersede any Security Procedures applicable to a Service which requires instructions to be given or confirmed in a particular manner or the confidentiality of information to be preserved. (b) Security Procedures. Certain Services require that you select a Security Procedure in order to use the Service. If you request that your Instructions be confirmed by a Security Procedure that is different from a Security Procedure we routinely offer to our other customers and we agree to your request, you acknowledge and agree that such Security Procedure is suitable and “Commercially Reasonable” for you given your particular business needs. We may rely without investigation on any Instruction provided through the applicable Security Procedure. In addition, if we follow the selected Security Procedure in acting on any Instruction which we believe to be your Instruction, you will be bound by the Instruction regardless of whether the Instruction was actually authorized by you. We reserve the right to change Security Procedures upon sixty (60) days prior written notice to you. If you object to such change within the sixty (60) day period, then another one hundred twenty (120) day period shall be added on to the sixty (60) day period (during which additional period you may discontinue the Service or all services). The changed Security Procedures will be considered accepted and agreed to by you if and when you use the changed Security Procedures after the expiration of the one hundred eighty (180) day period detailed above (unless you choose a different Security Procedure from among the options offered). The purpose of Security Procedures is to confirm the authenticity of Instructions and is not to detect errors or inconsistencies in the Instructions. Notwithstanding anything in the Entire Agreement to the contrary, the Bank shall be responsible for the Bank’s compliance with, and liable for any failure to comply with, such Security Procedures. By way of example and not limitation, the Bank shall be responsible for verifying that each transmission received at the Bank bears the required or the proper authorizations, passwords, PIN, codes, authentication or encryption, if any. (c) Your Agents. You are authorizing DST, a third party, to act on your behalf with respect to any Service, and DST shall be deemed to, and shall, be acting as your agent with respect to the Agreement whether or not the Account in your name or DST’s name as your agent. All terms of the Agreement will apply to DST and you will be legally bound by and responsible for all actions, Instructions and inaction of DST. 9. Provision of Services/Standard of Care. Certain Services are provided by us in conjunction with one or more of our Affiliates. Our duties and responsibilities, and those of our Affiliates that provide Services to you in conjunction with the Agreement, are limited to those specifically described in the Agreement. We and our Affiliates that provide Services will exercise Commercially Reasonable care in performing our obligations, unless otherwise expressly provided herein or an applicable Service Terms and Conditions and each of us represents and warrants that we have all necessary corporate and legal authority to offer such Services and that each such Service complies with, and will at all times material hereto continue to comply with, all applicable requirements of this Agreement, the applicable Service Terms and Conditions, any applicable Service Request Form and any Supplemental Documentation that we and your duly authorized signatory agree to concerning the Service, including without limitation all other mutually executed agreements that expressly state they apply with respect to Accounts under this Master Agreement, including for example, deposit agreements and applicable Account Disclosures (all of the foregoing being collectively and individually hereinafter referred to in this Section 9, Section 17 and Page 5 of 13

10. in Section 19 as the “Entire Agreement”). Except as provided in this Section 9, Section 17 and in Section 19 of this Agreement, and as expressly stated elsewhere in the Entire Agreement, we make no warranty you, either express or implied, with respect to any Service or product provided or to be provided hereunder. to Security Administration. Some of the Services permit or require you identify one or more persons who will act as Security Administrator for that Service. For Services that do not present that option, we administer certain security aspects of the Service. (a) Self Administration. Each Security Administrator you designate (which may include DST or a person designated by DST) on a Service Request form or in another written Instruction to us has full authority to grant, modify and delete Identification Codes, authorization or access levels for any person who can access your Accounts and the functions that any such persons may perform using the Service. You are responsible for any access granted or denied by your Security Administrator. You must establish internal procedures and controls appropriate to your receipt and administration of the Services. You should also ensure that your Security Administrator is promptly notified when employees or Service Representatives with access to a Service should no longer have such access and that your Security Administrator promptly takes action necessary to modify or terminate such access. You have sole responsibility for access to the Service and are solely responsible for all transactions or other use of the Service by any person to whom your Security Administrator provides access. (b) Bank Administration. If we administer certain security aspects of the Service, we will set up access as you direct on the applicable Service Request Form. To change the authority of each person you indicate should have access to the Service, to add a person or to delete a person, you must notify us in writing by execution and delivery of an amended Service Request Form or another notice that complies with the Agreement. After we receive information from you to delete access for a person, we will act promptly to delete that person’s authority. After we receive information from you to establish or modify access for a person, we will have at least sixteen (16) full Business Hours to implement the changes you request. We will have no liability for any access to the Service or transactions that occur through the Service price to the time that we are able to implement the requested changes. (c) Your Responsibility. Whether a Service involves Self Administration or Bank administration of certain security functions as provided above, you are solely responsible, and we have no liability for the following: (0) (ii) (iii) (iv) (i) All actions you take or fail to take with respect to your use of the Services, and establishing and implementing internal procedures to safeguard Identification Codes and all means of access to the Services; (ii) Any activity of any kind, including fraudulent activity or corruption of your system, generated by you or through use of the applicable Security Procedures or identification Codes that occurs before you notify us of the breach and we have had reasonable time to implement corrective measures; (iii) Actions or inactions by any person you designate as having responsibility for issuing Requests or Instructions or for delegating authorities and access to Services to other persons on your behalf, whether or not that person is identified as a Security Administrator, or (iv) The provision, repair and maintenance of any equipment, hardware and software you use to access the Services. 11. Notice of Security Breach and Cooperation in Loss Recovery Efforts. You and we each must promptly notify the other upon becoming aware that the security of any Identification Codes or other means of Page 6 of 13 with respect to any kasss in our respective ser to minimize the access to any Service has been compromised or any fraudulent activity has occ of the Services. You and we each must take appropriate action to address any w internal controls that contributed to the breach and cooperate with and assist effects of any such breach. Each party agrees to notify the other promptly of say claim for damages against the other made by the other or any third party of the other and to undertake reasonable efforts to cooperate with each other in performing any loss recovery efforts and in connection with any action(s) that the relevant party may be obligated to defend or elect to pursue against a third party. 12. Cutoff Times, Timeliness of Action. We establish cutoff times for various purposes. Information, Instructions, data or Requests received in accordance with Section 7 but after an applicable cutoff time will not be considered received by us until the following Business Day. We have a reasonable time to act on any Instruction, or Request of any kind and agree that any Information, Instructions, data or Requests received in accordance with Section 7 but before an applicable cutoff time has been received timely and that we have reasonable time to act thereupon. 13. No Extension of Credit. Neither the Agreement noe the provision of any Service, nor the terms of any Service Request Form or Supplemental Documentation will be construed to obligate us to create an overdraft, pay any amount in excess of your collected and available funds to or on your behalf unless we expressly set forth such an obligation in a written agreement between us. 14. Compliance with Law. Each of we and you must comply with all Applicable Laws in connection with the Services, including without limitation, OFAC-enforced prohibitions which prohibit or limit dealings with certain foreign states or individuals against whom the U.S. govemment has imposed sanctions and GLB-based requirements. Each of we and you agree to indemnify and hold the other harmless for any and all fines and assessments imposed on us as a result of any alleged violations of Applicable Law by the indemnifying party, its agents or its employees. 15. Your Records and Your Review of Account Information. You will retain and provide to us, upon request, all information necessary to remake or reconstruct any deposit, transmission, file or entry for thirty (30) days following the transaction. You must use commercially reasonable efforts to regularly review and verify as reasonably appropriate under your usual and customary operating procedures appropriate information provided to you concerning the Services, including without limitation account statements, electronic reports, other reports, check payment records, adjustments, charges, Account Analysis and/or other billing statements, and other transactions and, within a reasonable time (which under usual circumstances will not be greater than forty-five (45) days from the later of the date information is delivered to you or made available for your review or the time for such review under your usual and customary operating procedures), you must notify us of any error or discrepancy between your records and any notice or statement we make available to you, or any transaction or transfer which you believe was not authorized. Your failure to notify us of an error or unauthorized transaction within that time period shall relieve us of any liability to the extent such delay reasonably harms our ability to correct the error (eg, we will not be liable to you for loss of interest with respect to such discrepancy forty-five (45) days after receipt by you of the statement containing such discrepancy). Notwithstanding the foregoing, if we are aware or become aware of a discrepancy, the Bank will use reasonable efforts to promptly advise you of such discrepancy. 16. Our Appointment as Your Agent. By requesting or using one or more of the Services, you authorize us to take any and all actions reasonably necessary to provide the Services, including making transfers to and from Accounts. You authorize us, and appoint us and our officers, employees and other representatives as your agent, to instruct third parties, accept instructions from third parties and to effect all transactions reasonably necessary to provide the Services according to your Instructions. 17. Representations and Warranties. By executing this Agreement, each party represents that any legal entity under which such party operates has been duly organized in accordance with the laws of the jurisdiction of its organization, and that each person submitted to the other as an Authorized Signer, Security Administrator or Service Representative from time to time is properly authorized to act on the submitting party’s behalf. Each party may rely on signatures or other oral or written Instructions from an Page 7 of 13

Authorized Signer of the other as conclusive authority to enter into the Agreement and obtain or agree to provide, as appropriate, each Service. Each party also represents and warrants to the other each time you use and we provide a Service, that: (i) such party is validly existing and in good standing under the laws of the jurisdiction of your organization; (ii) such party’s assent to the Agreement is authorized and that such party’s obligations hereunder are such party’s legal, valid and binding obligations; (iii) each Authorized Signer, Security Administrator or Service Representative providing any Instruction has the requisite power and authority to act on such party’s behalf to the extent set forth in the authorization applicable to such Authorized Signer, Security Administrator or Service Representative that was previously provided to the other party and that such party’s has taken all necessary action to perform such party’s obligations under the Agreement and with respect to any Service you use and we provide; (iv) any consent or authorization of any governmental authority or third party required to be obtained by a party in connection with the Agreement or any Service has been obtained and is in effect; and (v); and (vii) each party is authorized to receive access to or to provide, as applicable, and, if the Service involves the transfer of funds to ce from any account, you are authorized to, and we have the capability to transfer funds to or from the account (as applicable) and to otherwise transact business with reference to such account, whether or not the account is in your name or is associated with your taxpayer identification number. Additionally, we represent and warrant that the Bank: (i) is and at all times will continue to be a duly authorized bank and NACHA member, and (ii) has and at all times will continue to have sufficient equipment, systems and personal to comply with its obligations under this Agreement; and you represent and warrant that: (y) the Services are not intended to and will not be used by you or any of your representatives for personal, family or household purposes, unless otherwise agreed in writing with us; and (2) you are not to the best of your knowledge, and you have in place and are implementing commercially reasonable procedures to avoid your, acting on behalf of or transmitting funds to or from any person, entity or government authority that is subject to sanctions enforced by OFAC 18. Indemnification and No Right of Setoff. You shall indemnify, reimburse or otherwise hold us harmless, as well as our Affiliates and our employees and agents, for any and all costs, losses, claims, taxes, expenses, liabilities and damages incurred or sustained by us in good faith and without our negligence in the performance of any Service. We shall indemnify, reimburse or otherwise hold you harmless, as well as your Affiliates, and your employees and agents (including without limitation DST), for any and all costs, losses, claims, taxes, expenses, liabilities and damages incurred or sustained by you or such entities by reason of our negligence, lack of due diligence, bad faith, breach of our obligations, breach of a representation or warranty made by us, or a failure to properly perform as agreed to any Service under the Entire Agreement. Any claim for indemnification will be promptly submitted by the Indemnitee to the indemnifying party in writing along with a summary of the facts constituting the basis of such claim. Notwithstanding the foregoing or anything to the contrary in the Entire Agreement, in no event may Bank seek indemnification from one Customer under this Agreement for the liability of any other Customer under the Entire Agreement or effect a right of set off against one Customer under this Agreement against any deposits, balances or other sums credited by or due from Bank to any other Customer of DST under this Agreement, it being acknowledged and understood that each Customer hereunder and DST is a separate entity not obligated under this Agreement in any way or to any extent for obligations of any other Customer and that DST is not obligated in any way or to any extent under this Agreement for the obligations of any Customer and that Customer is not obligated in any way or to any extent under this Agreement for the corporate obligations of DST. In this connection the parties acknowledge that each separate account established under this Agreement shall either be associated with a DST Systems, Inc. Taxpayer Identification Number (TIN) if registered “DST as Agent for...” or with Customer’s TIN if registered in Customer’s name. The differing registration and/or TIN shall not in any way impact or vitiate DST’s rights to give instructions regarding such account(s), such rights being established under this Agreement and Exhibit A, or make DST liable for any obligations incurred by the Account. Obligations associated with one Customer or obligations against DST not arising under this Agreement may not under any circumstances be set off against assets or rights associated with Customer or another Customer other than the Customer in connection with whose Account such obligations arose. 19. Disclaimer of Warranties: Limitations on Liability EXCEPT AS TO THE WARRANTIES CONTAINED IN SECTIONS 8 AND 17 OF THIS AGREEMENT, WE DISCLAIM ANY Page 8 of 13

WARRANTIES, EXPRESS OR IMPLIED, RELATED TO THE SERVICES, INCLUDING ALL WARRANTIES AS TO THE MERCHANTABILITY, FITNESS FOR A PARTICULAR PURPOSE OR SUITABILITY OF ANY SERVICES FOR YOU. You acknowledge that except as to the warranties contained in Sections 8 and 17 of this Agreement the Services are provided by us without representation or any of the warranties discussed above and that we are not responsible for determining the accuracy, timeliness or completeness of information provided to us by you or any third party. IN NO EVENT WILL ANY PARTY BE LIABLE TO ANYONE FOR ANY LOST PROFITS OR ANY CONSEQUENTIAL, SPECIAL, EXEMPLARY, INCIDENTAL OR PUNITIVE DAMAGES (INCLUDING, WITHOUT LIMITATION, LOST PROFITS) FROM ANY CAUSE WHATSOEVER ARISING OUT OF OR IN ANY WAY RELATING TO, CONNECTED WITH OR PERTAINING TO EITHER THE AGREEMENT OR THE PERFORMANCE OR NON- PERFORMANCE OF ANY SERVICES HEREUNDER. These limitations will apply whether or not the likelihood of such losses or damages was known or should have been known by the applicable party, regardless of the legal or equitable theory of liability advanced by you. Each party’s exclusive remedy. for any cause of action against the other party or against the other party’s Affiliates, agents or employees whatsoever and regardless of the form of action (whether in contract or in tort, including negligence) will be limited to the claiming party’s actual, proven damages. Even if, notwithstanding this Section, we are deemed liable to you with respect to any single Service or the provision of any single Service, our liability to you for each such single Service shall not exceed the aggregate of all Service Fees incurred by all Customers of DST under the Entire Agreement for all Services of the Bank and its Affiliates during the preceding twelve (12) month period (except to the extent required by UCC 4A). If UCC 4A governs, we shall be liable only for damages required to be paid under UCC 4A or Regulation J of the Federal Reserve Board and our liability for loss of interest shall be calculated using a rate equal to the average Federal Funds rate at the Federal Reserve Bank operating in the district where our headquarters is located for the period of time involved. We shall have no liability of any kind in the event to the extent that your failure to report any discrepancy between the information we report to you and your records within the period set forth in this Agreement makes our recovery of any losses arising out of the affected specific Service impossible. Additional limitations of liability may appear in Service Terms and Conditions for specific Services. 20. Status of Parties. Our relationship with you is that of an independent contractor. Neither party will be considered to be an employee or agent of the other. Nothing contained in the Agreement will be construed to create any partnership or joint venture between you and us. 21. Advertising. Neither party may engage in any advertising or publicity concerning any Service using the name of the other party without the prior written approval of such other party. 22. Our Records. We have no obligation to retain any records, including records relating to Instructions you delivered to us, for longer than the period required of us by Applicable Law. In the event you fail to report any alleged error to us during the period of time we are required to retain such records, any good faith attempt by us to reconstruct the contents of the Instructions will be conclusively presumed correct except to the extent that records in your possession are dispositive of the issue. Notwithstanding the foregoing, should we retain any records pertaining to a matter in dispute between you and us, we will make copies thereof available to you upon request. 23. Release: Force Majeure Unless otherwise required by expressly Applicable Law, no party will be liable for (and each party releases the other from liability for) any loss arising directly or indirectly, in whole or in part, from any of the following causes: (i) any act, failure to act or delay in acting on the part of any person not within our reasonable control, including the other party or its employees or agents (apparent or otherwise) or anyone else acting on the other party’s behalf, (ii) any inaccuracy or ambiguity (in the opinion of a reasonable man) in any information given to us (including, without limitation, any incorrect, incomplete or untimely information) by the other party, or (iv) any error, failure or delay, in each case not within the failing party’s reasonable control, in the provision of any Service, execution of any Instruction, performance of any Service or other instruction that is caused by an act of God, an act of governmental or military authority, legal constraint, fire, flood, earthquake, windstorm, other natural calamity, war, riot, civil unrest, act of terrorism, electrical, communication, telecommunication, or Page 9 of 13 interruption of service (with respect to h not within the failing party’s reasonable maintenance as suggested by the manufs processes and utilities generally backed up. 24. Miscellaneous Provisions are failures) and which failure or delay in performance is ol and the failing party can demonstrate that it provided of any such equipment and reasonable back up for all (a) Binding Effect. The Agreement binds and benefits the parties and their permitted successors and assigns. We will not be bound by any agreement or representation made by any of our employees or representatives that is in conflict with the Agreement, unless that agreement or representation is contained in a validly executed agreement or amendment. We will not be deemed to waive any right or power under the Agreement as a result of any delay in exercising such right, nor will any single or partial waiver or exercise of any right or power limit our ability to subsequently fully exercise the right or power or to exercise any other right or power under the Agreement. The rights and remedies set forth in the Agreement are cumulative and not exclusive of any other rights or remedies available to us. (b) Entire Agreement. The Agreement represents the complete statement of the agreement between you and us for the Services. Except as otherwise provided in Section 1 and Section 24(c) of this Master Agreement, in the event of any conflict between this Master Agreement and any Service Terms and Conditions or any Supplemental Documentation, this Master Agreement will control unless specifically provided in the other documentation, specifically referencing this Master Agreement. In the event of any inconsistency between the terms of the Agreement and any signed Service Request Form accepted by us, the Service Request Form shall control. (c) Assignment. You may not assign your right to receive the Services without our prior written consent. We may not delegate our obligation to perform Services, but, with prior written notice to you, may delegate a portion of the obligations inherent in a Service, to an appropriate third party as determined by us in our sole discretion. We may provide certain Services through third-party service providers. Notwithstanding anything in the Entire Agreement to the contrary, in the event of our delegating a portion of our obligations under the Entire Agreement or providing certain Services through third-party service providers, we remain fully liable and responsible for the performance of our assignees or third-party service providers as if no assignment or subcontract has occurred. (d) Governing Law. The Agreement and the rights and obligations of the parties will be governed by, and construed, interpreted and enforced in all respects in accordance with the laws of the state of Missouri without regard to conflict of laws principles. (e) Venue; Jurisdiction; Service of Process; Jury Trial Waiver. Any legal action or proceeding arising out of or relating to the Agreement must be instituted in the courts of the state of Missouri or the district court of the United States of America in the Western District of Missouri, and you irrevocably submit to the jurisdiction of such court in any such action or proceeding. Each party irrevocably consents to the service of any and all legal process, summons, notices and documents out of any of the aforesaid courts in any such action, suit or proceeding by mailing copies thereof by registered or certified mail, postage prepaid, to you at the address you provide for notices in accordance with Section 7(a). YOU AND WE EACH WAIVE ANY AND ALL RIGHTS TO A TRIAL BY JURY IN ANY ACTION, PROCEEDING OR COUNTERCLAIM RELATING TO ANY MATTER WHATSOEVER ARISING OUT OF OR IN ANY WAY CONNECTED WITH THE AGREEMENT OR ANY SERVICE OR TRANSACTION HEREUNDER. (f) Severability. Any provision of this Master Agreement, any Service Terms and Conditions, or any Supplemental Documentation which is unenforceable will only be ineffective to the extent of such unenforceable provision, without invalidating the remaining provisions of the document. Page 10 of 13

25. Definitions (a) “Account” means any deposit account that you, or DST on your behalf, have established and maintained with us ce with any of our depository institution Affiliates primarily or exclusively for business-related purposes as more specifically set forth in the first paragraph of this Agreement. (b) “Account Analysis” means the process by which we determine an eamings credit available to offset Service Fees based on the balances in your Accounts. (c) “Account Disclosures” means any terms and conditions, agreements, pricing schedules or disclosures that we provide to you relating to any Account. (d) “Affiliate” means a business entity controlled by or under common control with another business entity. (e) “Agreement” means this UMB Treasury Management Services Master Agreement, all applicable Service Request Forms, all applicable Service Terms and Conditions and all applicable Supplemental Documentation. (f) “Applicable Law” means all applicable federal, state or local laws, executive orders, ordinances, rules or regulations together with all applicable rules or regulations of any clearinghouse, self- regulatory entity or other organization. (g) “Authorized Signer” means a DST representative designated (by name or title) by you or by DST pursuant to a delegation of authority by Organization Resolution and Agreement or other resolution or other authority document provided to the other party which causes the other party to reasonably conclude that such representative is authorized to act on the providing party’s behalf to authorize such party’s entry into the Master Agreement, any Service Terms and Conditions and any Service Request Form in connection with obtaining or using or providing, as applicable, any Services. Notwithstanding anything in the Entire Agreement to the contrary, in each case the specific terms of an authorization (whether an Organization Resolution and Agreement or other resolution or other authority document) controls as to each Representative’s authority. (h) “Bank” means any depository institution controlled by UMB Financial Corporation that provides a Service for you. (i) “Business Day” means any day that we are open to the public for carrying on substantially all our business functions, but does not include any day that we are open but that is not a business day for the applicable Federal Reserve Bank or other third-party processors we utilize. (j) “Business Hour” means any hour during any Business Day that we are open to the public for carrying on substantially all our business functions. (k) “Commercially Reasonable” means that given the facts of a specific transaction, a person or entity acted in a way that other similar persons or entities would have acted regarding applicable systems, technologies, practices and procedures. Whether a particular system, technology. practice or procedure is Commercially Reasonable may change over time. (l) “Confidential Information” means (1) any and all data and information relating to the business of either party which is disclosed to the other party, including but not limited to information relating to business operations (including customers, suppliers, equipment, services of employees, price lists, pricing policies, financial information or methods of operation), know-how, trade secrets, technical and economic data, computer programs, systems documentation, interfaces, screen, data and file formats, requirements, specifications, database tables, dictionaries and designs, functional descriptions, interface control documents, system implementation plans, user and maintenance guides, screen and file formats, Web pages designs, procedures, formulas, improvements, ideas Page 11 of 13

(including patent information), copyrights or publications of a confide or nature pertaining to either party, its products and services or its customers which is discloser received, accessed obtained by the other party and with respect to the Customer (2) any omer Information”, as that term is previously defined; and (3) information you obtain from us rented to your Account or to a Service, including without limitation, security information, Identification Codes, security devices, our business processes and the Agreement. (m) “Electronic Communications” means unencrypted or encrypted e-mail and facsimile transmissions. (n) “Identification Codes” means any ID, PIN, password, codes and any other means of access to any Service that we or your Security Administrator assigns to you or to your Authorized Signer, Security Administrator or Service Representative or that any such person self selects for purposes of gaining confidential or restricted access to or use of any Service. (o) “Instruction” means any instruction you issue to us, either electronically, verbally or in writing. directing us to perform certain Services or to perform a Service in a particular manner or any instruction we provide you concerning how to use a Service or otherwise. (p) “OFAC” means the U. S. Department of Treasury’s Office of Foreign Assets Control or any other U.S. agency that assumes the functions of that office. (q) “Payment Account” means the Account designated by you on an applicable Service Request Form or otherwise for payment of Service Fees for a particular Service. (r) “Request” means a request for a Service or modification of any existing Service (s) “Security Administrator” means an individual person appointed by a party on a Service Request Form or other document furnished to the other party who has the authority to designate functional responsibilities and specific authority levels to the other party’s Service Representatives in connection with your receipt and our performance of a Service, to assign and revoke Identification Codes, and take other action necessary to administer the security aspects of a Service on a party’s behalf. (t) “Security Procedure” means a procedure set forth in the Service Request Form or in the Supplemental Documentation for a Service that is used to verify that an Instruction has been sent by one of your Service Representatives and has been authorized by you. (u) “Service” means each treasury management service offered by us, including without limitation the following services: ACH, Wire Transfer, Account Reconciliation and other information services, lockbox services and cash services. (v) “Service Fees” means the charges, fees and assessments agreed to by the parties from time to time applicable to each Service (w) “Service Representative” means a person that has been appointed by a party’s agent or representative in a Service Request Form or other documentation provided to the other party to provide Instructions and otherwise act on such party’s behalf with respect to a particular Service. (x) “Service Request Form” means a form that is executed by each party’s Authorized Signer in order for you to Request and us to agree to provide certain Services. (y) “Service Terms and Conditions” means a written agreement executed by the parties that refers to and states that it is subject to this Master Agreement, is provided in connection with your request for a Service, and sets forth the description of a Service and the terms and conditions the parties agree are specifically applicable to the Service. Page 12 of 13

(z) “Supplemental Documentation” means supplemental information we provide to you with r to certain Services, including without limitation, Service Request Forms, instructions, proc and operational guidelines. The term may include documents, letters, correspondence or her items you supply. To be binding, each piece of Supplemental Documentation must be signed by the party against whom the enforcement of the terms of any Supplemental Documentation may be sought. (aa) “UCC 4A” means Article 4A of the Uniform Commercial Code, as adopted by the State where our principal office is located. IN WITNESS WHEREOF, the undersigned have caused this Agreement to be executed by their duly authorized representatives as of the date first written hereinabove: UMB BANK, N.A. DST SYSTEMS, INC. acting in the name, for the account and on the behalf of each DST Customer that executes an Exhibit A or on whose behalf an Exhibit. A is executed and not in its individual or personal corporate capacity Ââå By: By Name: JENNER T. GRASIEN Name: V.P Title: Title: Shery Duna •Sheryl Turner VP 5.22.08 Page 13 of 13